QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.'s 333-88131, 333-90971, 333-95647, 333-41880 and 333-73842) and on Form S-3 (No. 333-53110) of NetScout Systems, Inc. of our report dated April 17, 2003, except for Notes 8 and 10, as to which the date is June 8, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 13, 2003

QuickLinks

  Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS